Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement to Form S-8 of our audit report dated March 31, 2026, with respect to the consolidated balance sheets of Sidus Space, Inc. as of December 31, 2025 and 2024, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2025.

Fruci & Associates II, PLLC – PCAOB ID #05525

Spokane, Washington

July 22, 2026